EXHIBIT 32
NORTHERN STATES FINANCIAL CORPORATION
Section 906 Certification
     We hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report of Northern States Financial Corporation on Form 10-K for the year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and the results of operations of Northern States Financial Corporation as of and for the periods covered by the Report.

Date: March 27, 2007	By:	/s/ Fred Abdula

Fred Abdula
Chairman of the Board of
Directors and President

Date: March 27, 2007	By:	/s/ Thomas M. Nemeth

Thomas M. Nemeth
Vice President and Treasurer